Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the use in this Prospectus constituting part of the Registration Statement on

Form S8 for Delanco Bancorp, Inc. of our report dated June 7, 2013, relating to the March 31, 2013 and 2012 financial statements of Delanco Bancorp, Inc. and Subsidiary, which appears in such

Prospectus. We also consent to the use of the name of our firm under the heading "Interests of

Named Experts and Counsel" therein.

Certified Public Accountants

Philadelphia, Pennsylvania

February 24, 2014